AMENDED AND RESTATED CUSTODIAN CONTRACT

BY AND BETWEEN

EACH CUSTOMER SET FORTH ON APPENDIX A

AND

STATE STREET BANK AND TRUST COMPANY

This Amended and Restated Custodian Contract, dated as of January 26, 2023 (this “Contract”), is made by and between each of the entities set forth on Appendix A hereto (each such entity, a “Customer” and collectively, the “Customers”), having its principal place at the address set forth on Appendix A, and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”), having its principal place of business at One Lincoln Street, Boston, Massachusetts 02111.

W I T N E S S E T H:

WHEREAS, Goldman Sachs Private Credit Fund LLC and the Custodian previously entered into that certain Custodian Contract, dated as of November 8, 2022, and now wish to amend and restate such Custodian Contract in its entirety as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	Employment of Custodian and Property to be Held by It

Each Customer hereby employs the Custodian as the custodian of the assets of the Customer, including securities which the Customer desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”) pursuant to the provisions of the Customer’s constitutive and governing documents (each as amended and/or restated from time to time and collectively, the “Constitutive Documents”). Each Customer agrees to deliver to the Custodian all securities and cash of the Customer, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Customer from time to time, and the cash consideration received by it for all common and preferred shares, units, membership interests or partnership interests, as applicable, representing interests in the Customer (“Shares”) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the applicable Customer held or received by the Customer and not delivered to the Custodian.

Upon receipt of “Proper Instructions” (within the meaning of Article 6), the Custodian shall on behalf of the applicable Customer from time to time employ one or more subcustodians located in the United States, but only in accordance with an applicable vote or approval by the board of directors, general partner, managing member or similar governing body or entity of the Customer, as applicable (the “Board”), and provided that the Custodian shall have no more or less responsibility or liability to the Customer on account of any actions or omissions of any subcustodian so employed than any such subcustodian has to the Custodian. The Custodian may employ as subcustodian for each Customer’s foreign securities the foreign building institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3 and Article 4 hereof.

2.	Duties of the Custodian with Respect to Property of the Customer Held by the Custodian in the United States

2.1

Holding Securities. The Custodian shall hold and physically segregate for the account of the applicable Customer all non-cash property, to be held by it in the United States, including all domestic securities owned by the Customer, other than securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as “Securities System”.

2.2

Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the applicable Customer held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions from the Customer, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(1)	Upon sales of such securities for the account of the Customer and receipt of payment therefor;

(2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Customer;

(3)	In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

(4)	To the depository agent in connection with tender or other similar offers for securities for the Customer;

(5)

To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(6)

To the issuer thereof, or its agent, for transfer into the name of the Customer or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any subcustodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of shares; provided that, in any such case, the new securities are to be delivered to the Custodian;

(7)

Upon the sale of such securities for the account of the Customer, to the broker or its clearing agent, against a receipt for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligent action, negligent failure to act or willful misconduct;

(8)

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(9)

In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(10)

For delivery in connection with any loans of securities made by the Customer, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Customer, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Customer prior to the receipt of such collateral;

(11)	For delivery as security in connection with any borrowings by the Customer requiring a pledge of assets by the Customer, but only against receipt of amounts borrowed;

(12)

For delivery in accordance with the provisions of any agreement among the Customer, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer;

(13)

For delivery in accordance with the provisions of any agreement among the Customer, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with the transactions by the Customer;

(14)

Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Customer, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Customer’s confidential private placement memorandum (as amended, restated and/or supplemented from time to time, the “Private Placement Memorandum”) or the currently effective prospectus (“Prospectus”), as the case may be, or in satisfaction of requests by holders of Shares for repurchase; and

(15)

For any other proper corporate purpose, but only upon receipt of Proper Instructions from the Customer specifying the securities of the Customer to be delivered and naming the person or persons to whom delivery of such securities shall be made.

2.3

Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the applicable Customer or in the name of any nominee of the Customer or of any nominee of the Custodian which nominee shall be assigned exclusively to the Customer, unless the Customer has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Customer, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name of nominee name of any subcustodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the applicable Customer under the terms of this Contract shall be in “street name” or other good delivery form. If, however, the Customer directs the Custodian to maintain securities in a “street name” the custodian shall utilize its best efforts only to timely collect income due to the Customer on such securities and to notify the Customer on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4

Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the applicable Customer, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Customer, other than cash maintained by the Customer in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (“Investment Company Act”). Funds held by the Custodian for the applicable Customer may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every bank or trust company shall be qualified to act as a custodian under the Investment Company Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of the Customer be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5

Availability of Federal Funds. Upon mutual agreement between the applicable Customer and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Customer, make federal funds available to the Customer as of specified times agreed upon from time to time by the Customer and the Custodian in the amount of checks received in payment for Shares of the Customer which are deposited into the Customer’s account.

2.6

Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the applicable Customer shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Customer’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due to the applicable Customer on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Customer. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Customer with such information or data as may be necessary to assist the Customer in arranging for the timely delivery to the Custodian of the income to which the Customer is properly entitled.

2.7

Payment of Customer Monies. Upon receipt of Proper Instructions from the applicable Customer, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Customer in the following cases only:

(1)	Upon the purchase of domestic securities, options, swaps, futures contracts or options on futures contracts for the account of the Customer but only:

(a)

Against the delivery of such securities or evidence of title to such options, swaps, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Customer or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer;

(b)	In the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof;

(c)	In the case of repurchase agreements entered into between the Customer and the Custodian, or another bank, or a broker-dealer which is a member of FINRA:

(i)	against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities; or

(ii)

against delivery of the receipt evidencing purchase by the Customer of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Customer; or

(d)

For transfer to a time deposit account of the Customer in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Customer as defined in Article 6;

(2)	In connection with conversion, exchange or surrender of securities owned by the Customer as set forth in Section 2.2 hereof;

(3)	For the repurchase of Shares issued by the Customer as set forth in Section 5.2 hereof;

(4)

For the payment of any expense or liability incurred by the Customer, including, but not limited to, the following payments for the account of the Customer: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Customer whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

(5)	For the payment of any distributions on Shares of the Customer declared pursuant to the Constitutive Documents;

(6)	For payment of the amount of dividends received in respect of securities sold short; and

(7)	For any other proper purpose, but only upon receipt of Proper Instructions from the Customer specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

2.8	Intentionally Omitted.

2.9

Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder; provided that the Custodian will notify the applicable Customer of any sub-custodians so utilized from time to time through Custodian’s Client Publications, and provided further for that the Custodian will have the right, without prior notice to or the consent of the Customer, to employ delegates to provide or assist it in the provision of any part of the services (other than services required by law applicable to any Party to be performed by a qualified custodian or central securities depository), provided in such cases that the Custodian will provide or make available to the Customer on a quarterly or other periodic basis information regarding its global operating model for the delivery of the services, which information will include the identities of delegates affiliated with the Custodian that perform or may perform any part of the services, and the locations from which such delegates perform services, as well as such other information about its delegates as the client may reasonably request from time to time.

“Client Publications” means the general client publications of the Custodian from time to time available to clients and their investment managers, including the Investment Managers’ Guide, Client Guide, Guide to Custody in World Markets, and FX Client Guide.

2.10

Deposit of Customer Assets in Securities System. The Custodian may deposit and/or maintain securities owned by the applicable Customer in a clearing agency registered with the U.S. Securities and Exchange Commission (“SEC”) under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as “Securities System” in accordance with SEC rules and regulations, if any, and subject to the following provisions:

(1)

The Custodian may keep securities of the Customer in a Securities System provided that such securities are represented in an account (“Account”) of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

(2)	The records of the Custodian with respect to securities of the Customer which are maintained in a Securities System shall identify by book-entry those securities belonging to the Customer;

(3)	The Custodian shall pay for securities purchased for the account of the Customer upon:

(a)	Receipt of advice from the Securities System that such securities have been transferred to the Account; and

(b)	The making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Customer.

The Custodian shall transfer securities sold for the account of the Customer upon:

(a)	Receipt of advice from the Securities System that payment for such securities has been transferred to the Account; and

(b)	The making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Customer.

Copies of all advices from the Securities System of transfers of securities for the account of the Customer shall identify the Customer, be maintained for the Customer by the Custodian and be provided to the Customer at its request. Upon request, the Custodian shall furnish the Customer confirmation of each transfer to or from the account of the Customer in the form of a written advice or notice and shall furnish to the Customer copies of daily transaction sheets reflecting each day’s transactions in the Securities System for the account of the Customer.

(4)

The Custodian shall provide the Customer with any report obtained by the Custodian on the Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

(5)	The Custodian shall have received from the Customer the initial or annual certificate, as the case may be, required by Article 15 hereof.

(6)

Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Customer for any loss or damage to the Customer resulting from use of the Securities System by reason of any negligent action, negligent failure to act or willful misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Customer, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Customer has not been made whole for any such loss or damage.

2.11

Segregated Account. The Custodian shall upon receipt of Proper Instructions from the applicable Customer establish and maintain a segregated account or accounts for and on behalf of the Customer, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Customer, the Custodian and a broker-dealer registered under the Exchange Act and a member of the FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Customer or commodity futures contract or options thereon purchased or sold by the Customer, (iii) for the purposes of compliance by the Customer with any releases, rules, and/or regulations of the SEC then in effect relating to the maintenance of segregated accounts by registered investment companies or business development companies and (iv) upon receipt of Proper Instructions from the Customer.

2.12

Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the applicable Customer held by it and in connection with transfers of securities.

2.13

Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the applicable Customer or a nominee of the Customer, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Customer such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14

Communications Relating to Customer Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Customer all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Customer and the maturity of futures contracts purchased or sold by the Customer) received by the Custodian from issuers of the securities being held for the Customer. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Customer all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Customer desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Customer shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3.	Provisions Relating to Rules 17f-5 and 17f-7

3.1.	Definitions. Capitalized terms in this Contract shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the Investment Company Act) meeting the requirements of a custodian under Section 17(f) of the Investment Company Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the applicable Customer’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Customer’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.	The Custodian as Foreign Custody Manager.

3.2.1 Delegation to the Custodian as Foreign Custody Manager. Each Customer, by resolution or other approval by its Board, as applicable, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the applicable Customer held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Customer.

3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by any Customer with respect to such Customer with the agreement of the Foreign Custody Manager; such agreement will not be unreasonably withheld. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Foreign Assets of the Customer, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the applicable Customer of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Customer responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Contract by the Customer shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of this Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the applicable Customer with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Customer to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Customer with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the applicable Customer. Sixty (60) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Customer, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Customer with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3 Scope of Delegated Responsibilities:

(a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

(b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board of each applicable Customer in accordance with Section 3.2.5 hereunder. When the Foreign Custody Manager has selected an alternative Eligible Foreign Custodian in accordance with Section 3.2.3(a) hereof, the Foreign Custody Manager will arrange the transfer of affected Foreign Assets to such Eligible Foreign Custodian as soon as reasonably practicable.

3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board of each applicable Customer shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the applicable Customer.

3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board of each applicable Customer an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the applicable Customer described in this Section 3.2 after the occurrence of the material change. If the Foreign Custody Manager determines that a foreign custodian that holds Foreign Assets has ceased to be an Eligible Foreign Custodian, and if the Foreign Custody Manager has not selected an alternative Eligible Foreign Custodian in accordance with Section 3.2.3(a), the Foreign Custody Manager will promptly notify the Board or the applicable Customer’s duly authorized investment manager or investment advisor.

3.2.6 Standard of Care as Foreign Custody Manager of the Customer. In performing the responsibilities delegated to it (including, without limitation, the reporting responsibilities in Section 3.2.5), the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the Investment Company Act would exercise.

3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to each Customer that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Customer represents to the Custodian that the Board, as applicable, has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the applicable Customer.

3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of the applicable Customer shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the applicable Customer with respect to designated countries.

3.3	Eligible Securities Depositories.

3.3.1 Analysis and Monitoring. The Custodian shall (a) provide each Customer (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Customer (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

The Custodian shall notify each Customer (or its duly-authorized investment manager or investment adviser) if and when a foreign securities depository no longer meets the definition of an Eligible Securities Depository as set forth in section (b)(1) of Rule 17f-7.

3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4.	Duties of the Custodian with Respect to Property of the Customers Held Outside the United States.

4.1	Definitions. Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto, as amended from time to time by the Custodian and provided to the Customer.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.

Holding Securities. The Custodian shall identify on its books as belonging to the applicable Customer the foreign securities (including cash equivalents as may be appropriate) held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Customers, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Customer which are maintained in such account shall identify those securities as belonging to the Customer involved and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.

Foreign Securities Systems. Foreign securities (including cash equivalents as may be appropriate) shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.	Transactions in Foreign Custody Account.

4.4.1.

Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver Foreign Assets (including cash equivalents as may be appropriate) of the applicable Customer held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)

upon the sale of such Foreign Assets for the Customer in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to Foreign Assets;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Customer;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)

to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of shares;

(vi)

to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligent action, negligent failure to act or willful misconduct;

(vii)

for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)

in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Customer requiring a pledge of assets by the Customer;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other purpose, but only upon receipt of Proper Instructions specifying the Foreign Assets to be delivered and naming the person or persons to whom delivery of such assets shall be made.

4.4.2. Payment of Customer Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the applicable Customer in the following cases only:

(i)

upon the purchase of foreign securities (including cash equivalents as may be appropriate) for the Customer, unless otherwise directed by Proper Instructions: in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Customer;

(iii)

for the payment of any expense or liability of the Customer, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Customer, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the applicable Customer and delivery of Foreign Assets maintained for the account of the Customer may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, provided that such practices are generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Section 4.4.3, “Institutional Clients” means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of non-U.S. custodial services.

The Custodian shall provide to the Board of each Customer the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board of any Customer being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities (including cash equivalents as may be appropriate) maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Customer or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Customer agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the applicable Customer under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice. The Custodian agrees to timely notify the applicable Customer of open physical re-registration of foreign securities.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the applicable Customer cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Customer with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the applicable Customer. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect on a timely basis, in accordance with Local Market Practice, all income and other payments with respect to the Foreign Assets held hereunder to which the applicable Customer shall be entitled and shall credit such income, as collected, to the Customer. In any case in which the Custodian does not receive payment within a reasonable time after it has made proper demands therefor and in the event that extraordinary measures are required to collect such income, the Custodian shall immediately notify the applicable Customer and they shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

For the purposes of this section, “Local Market Practice” means the customary or established practices, procedures and terms in the jurisdiction or market where a transaction occurs, including the rules and procedures of any exchange or over the counter market and any practical constraints that exist with respect to the exercise of shareholder rights, realization of entitlements or the sale, exchange, purchase, transfer or delivery of cash or securities.

4.8 Shareholder Rights. With respect to the foreign securities (including cash equivalents as may be appropriate) held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Customer acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Customer to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the applicable Customer written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities or other property (including cash equivalents as may be appropriate) being held for the account of the Customer (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Customer written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the applicable Customer at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual or effective possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the applicable Customer’s election, the Customer shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Customer has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on each Customer or the Custodian as custodian of such Customer by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the applicable Customer to notify the Custodian of the obligations imposed on the Customer or the Custodian as custodian of the Customer by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the each Customer with respect to any claim for exemption or refund under the tax law of countries for which such Customer has provided such information.

4.12.	Liability of Custodian.

Except as may arise from the Custodian’s own negligent action, negligent failure to act or willful misconduct or the negligent action, negligent failure to act or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to each Customer for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

5.	Payments for Sales or Repurchases of Shares of the Customer

5.1

Payment for Shares. The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the applicable Customer and deposit into the account of the Customer such payments as are received for Shares of the Customer issued or sold from time to time by the Customer. The Custodian will provide timely notification to the applicable Customer and the Transfer Agent of any receipt by it of payments for Shares of the Customer.

5.2

Payments for Repurchase of Shares of the Customers. From such funds as may be available for the purpose but subject to the limitations of the applicable Customer’s Constitutive Documents and any applicable votes or approval of the Board, as applicable, pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for repurchase of their Shares. In connection with the repurchase of Shares of the applicable Customer, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the relevant shareholders.

5A.	Foreign Exchange Transactions

(a) Upon receipt of Proper Instructions, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Contract.

(b) Each Customer (or its investment manager acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a subcustodian. Where the Customer or its investment manager gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the general client publications of the Custodian available from time to time to clients and their investment managers (the “Client Publications”), the Customer (or its investment manager) instructs the Custodian, on behalf of the Customer, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable subcustodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Customer, its investment manager or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Contract for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Customer (or its investment manager acting on its behalf) or the reasonableness of the execution rate on any such transaction.

(c) Each Customer acknowledges that in connection with all foreign exchange transactions entered into by such Customer (or its investment manager acting on its behalf) with SSGM or any subcustodian, SSGM and each such subcustodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Customer or its investment manager;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Customer or its investment manager; and

(iii)

shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Customer or its investment manager from time to time or (b) in the case of an indirect foreign exchange service (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Customer or the investment manager or (ii) as established by the subcustodian from time to time.

(d) The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to, and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with, the Customer (or its investment manager acting on its behalf) and shall have no obligation under this Contract to share such information with or consider the interests of their respective counterparties, including, where applicable, the Customer or its investment manager.

6.	Proper Instructions

Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized; provided, however that Proper Instructions shall mean a writing signed or initialed by two or more persons as the Board shall have from time to time authorized for purposes of the payment of the applicable Customer’s monies pursuant to Section 2.7 of this Contract. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Customer shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary or other applicable person as to the authorization by the Board accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for the Customer’s assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

7.	Actions Permitted Without Express Authority

The Custodian may in its discretion, without express authority from the Customer:

(1)

Make payments to itself or others for minor expense of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Customer;

(2)	Surrender securities in temporary form for securities in definitive form;

(3)	Endorse for collection, in the name of the Customer, checks, draws and other negotiable instruments; and

(4)

In general, attend to all non-discretional details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Customer except as otherwise directed by the Board.

8.	Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Customer. The Custodian may receive and accept a certified copy of a vote or approval of the Board as conclusive evidence: (i) of the authority of any person to acting accordance with such vote or approval or (ii) of any determination or of any action by the Board pursuant to the Customer’s Constitutive Documents as described in such vote or approval, and such vote or approval may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9.	Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of the applicable Customer and/or compute the net asset value per share of the outstanding Shares of the Customer or, if directed in writing to do so by the Customer, shall itself keep such books of account and/or compute such net asset value per share. If so desired, the Custodian shall also calculate daily the net income of the applicable Customer as described in the Customer’s Private Placement Memorandum or Prospectus, as the case may be, and shall advise the Customer and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Customer to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Customer shall be made at the time or times described from time to time in the Customer’s Private Placement Memorandum or Prospectus, as the case may be.

10.	Records

The Custodian shall with respect to the Customer create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Customer under the Investment Company Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Customer and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Customer and employees and agents of the SEC. The Custodian shall, at the Customer’s request, supply the Customer with a tabulation of securities and other property owned by the Customer and held by the Custodian and shall, when requested to do so by the Customer and for such compensation as shall be agreed upon between the Customer and the Custodian, include certificate numbers in such tabulations.

11.	Opinion of Customer’s Independent Accountants

The Custodian shall take all reasonable action, as the applicable Customer may from time to time request, to obtain year to year favorable opinions from the Customer’s independent accountants with respect to its activities hereunder in connection with the preparation of the applicable Customer’s Form 10 and Form 10-K or other reports filed with the SEC and with respect to any other requirements of the SEC.

12.	Reports to Customer by Independent Public Accountants

The Custodian shall provide the applicable Customer, at such times as the Customer may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail as may reasonably be required by the Customer to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no inadequacies, the reports shall so state.

13.	Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Customer and the Custodian.

14.	Responsibility of the Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commissions merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to each Customer for any action taken or omitted by it in good faith without negligent action, negligent failure to act or willful misconduct; provided, however, that the Custodian shall use reasonable care to provide prompt notice to the applicable Customer of (i) the circumstances and all pertinent facts of which the Custodian has knowledge giving rise to the claim for indemnification or the reasonable likelihood that such a claim may be made, and (ii) the Custodian’s claim for such indemnification. Each Customer, using counsel of its choice, shall have the option to defend the Custodian against any claim which may be the subject of this indemnification and upon the exercise of such option the Custodian shall not be entitled to indemnification for further legal or other expenses in connection therewith. The Custodian shall in no case confess any claim or make any compromise or settlement in any case in which the applicable Customer shall be asked to indemnify the Custodian, except with the prior written consent of such Customer. The Custodian shall be entitled to rely on and may act upon advice of reasonably selected counsel (who may be counsel for the applicable Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to periodic repurchases effected by check shall be in accordance with a separate agreement entered into between the Custodian and the applicable Customer.

The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 and Article 4 to the same extent as set forth in Article 1 hereof with respect to subcustodians located in the United States (except as specifically provided in Section 4.12) and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the applicable Customer to maintain custody of any securities or cash of such Customer in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

If the Customer requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the applicable Customer being liable for the payment of money or incurring liability of some other form, the Customer, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Customer requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its own, or its nominee’s, negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Customer shall be security therefor and should such Customer fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Customer assets to the extent necessary to obtain reimbursement.

Notwithstanding anything to the contrary in this Contract, each Customer and the Custodian hereby agrees that in no event shall either such Customer or the Custodian be liable to the other party for indirect, special or consequential damages, or for any damages of a similar nature.

15.	Effective Period, Termination and Amendment

This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by any party by an instrument in writing delivered in accordance with Section 21, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Custodian shall not with respect to the any Customer act under Section 2.10 hereof in the absence of receipt of Proper Instructions that the Board of such Customer has approved the initial use of a particular Securities System by such Customer and the receipt of an annual certificate that the Board of such Customer has reviewed the use by such Customer of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act; provided further, however, that each Customer shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of such Customer’s Constitutive Documents, and further provided, that each Customer may at any time by action of its Board (i) substitute another bank or trust company for the Custodian with respect to such Customer, by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of this Contract, the Customers shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.	Successor Custodian

If a successor custodian for the Customer shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of the applicable Customer then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of such Customer held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of the applicable Customer, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote or approval of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the Investment Company Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of the applicable Customer and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of such Customer and to transfer to an account of such successor custodian all of the securities of such Customer held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the applicable Customer to procure the certified copy of the vote or approval referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.	Interpretive and Additional Provisions

In connection with the operation of this Contract, the Custodian and the Customers may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Constitutive Documents of the applicable Customer. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.	Massachusetts Law to Apply

This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of Massachusetts.

19.	Prior Contracts

This Contract supersedes and terminates, as of the date hereof, all prior contracts between each Customer and the Custodian relating to the custody of such Customer’s assets.

20.	Assignment

This Contract may not be assigned by (a) a Customer without the prior written consent of the Custodian or (b) by the Custodian without the prior written consent of each Customer; provided, however, that this Contract will be automatically assigned to Goldman Sachs Private Credit Corp., a Delaware corporation (“Goldman Sachs Private Credit Corp.”), if Goldman Sachs Private Credit Fund LLC’s converts to a corporation in connection with the election to be regulated as a business development company under the Investment Company Act, in which case Goldman Sachs Private Credit Corp. will succeed to the business of Goldman Sachs Private Credit Fund LLC.

21.	Notices

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable, telecopy, facsimile or electronic mail to the Custodian, at the following address, to each Customer at its address as set forth on Appendix A, or such other addresses as may be notified by any party from time to time.

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
100 Summer Street, Floor 5
Box 5501
Boston, MA 02206

Attention: Fred Willshire, Senior Managing Director
State Street Alternative Investment Solutions

Email: ejberbine@statestreet.com
Telephone: (617) 662-7245
Facsimile: (212) 651-2393

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex or other electronic means, including electronic mail, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

22.	Counterparts

This Contract may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Contract.

23.	Severability

Whenever possible, each provision of this Contract shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or provisions of this Contract shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

24.	Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided under this Contract by disclosing party shall be used, including disclosure to third parties, by the receiving party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the receiving party’s other obligations under this Contract or managing the business of the receiving party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Contract, (ii) that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Contract, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic holdings information of its clients, including each Customer, on an aggregated basis with all or substantially all other client information and without specific reference to such Customer.

25.	Use of Data

In connection with the provision of the services and the discharge of its other obligations under this Contract, the Custodian (which term for purposes of this Section 25 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Customer and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Contract and other agreements between the Customer and the Customer or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The Custodian and its Affiliates may store confidential information with third-party providers of information technology services, and permit access to confidential information by such providers as reasonably necessary for the receipt of cloud computing and storage services and related hardware and software maintenance and support.

Subject to paragraph below, the Custodian and/or its Affiliates may use any Confidential Information of the Customer (“Data”) obtained by such entities in the performance of their services under this Contract or any other agreement between the Customer and the Custodian or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Customer to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Administrator and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with the Customer, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Custodian publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Contract.

The Customer acknowledged that the Custodian may seek to realize economic benefit from the publication or distribution of the Indicators.

Except as expressly contemplated by this Contract, nothing in this Section 25 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Contract and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 25 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Contract.

26.	Reproduction of Documents

This Contract and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

27.	Remote Access Services Addendum

The Custodian and each Customer agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

28.	Regulation GG

Each Customer hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). Each Customer hereby covenants and agrees that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Customer is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Contract or otherwise between or among any party hereto.

29.	Data Privacy

The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the applicable Customer’s shareholders, partners, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

30.	Loan Services Addendum

In the event that the Customer directs the Custodian in writing to perform loan services, the Custodian and the applicable Customer hereby agree to be bound by the terms of the Loan Services Addendum attached hereto and such Customer shall reimburse the Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by such Customer and the Custodian.

31.	Shareholder Communications Election

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Customer to indicate whether it authorizes the Custodian to provide the Customer’s name, address, and share position to requesting companies whose securities the Customer owns. If the Customer tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Customer tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Customer as consenting to disclosure of this information for all securities owned by the Customer or any funds or accounts established by the Customer. For the Customer’s protection, the Rule prohibits the requesting company from using the Customer’s name and address for any purpose other than corporate communications. Please indicate below whether the Customer consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Customer’s name, address, and share positions.

NO [X] The Custodian is not authorized to release the Customer’s’ name, address, and share positions.

32.	Additional Customers

If a new customer, in addition to those listed on Appendix A as of the date hereof, is established and desires the Custodian to render services to it as custodian under the terms of this Contract, the Customer shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the new customer shall become a Customer hereunder and be bound by all terms and conditions and provisions hereof, including, without limitation, the representations and warranties as set forth herein.

33.	Qualified Financial Contracts Addendum

In the event that the Customer is domiciled and organized outside of the United States, such Customer and the Custodian hereby agree to be bound by the terms of the QFC addendum attached hereto as Appendix B.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first set forth above.

GOLDMAN SACHS PRIVATE CREDIT FUND LLC

By:	/s/ David Pessah
Name:	David Pessah
Title:	Chief Financial Officer

WEST STREET PRIVATE CREDIT OFFSHORE LP

By:	/s/ David Pessah
Name:	David Pessah
Title:	Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Fred Willshire
Name:	Fred Willshire
Title:	Senior Managing Director

APPENDIX A

LIST OF CUSTOMERS

Goldman Sachs Private Credit Fund LLC

Goldman Sachs Private Credit Fund LLC

c/o Goldman Sachs Asset Management,

L.P.

200 West Street

New York, NY 10282

Attention: Legal Department

Email: caroline.kraus@gs.com;
david.plutzer@ny.email.gs.com;

curtis.tate@gs.com

Telephone: (212) 902-8848

Facsimile: (212) 357-9429

West Street Private Credit Offshore LP

Goldman Sachs Private Credit Fund LLC

c/o Goldman Sachs Asset Management,

L.P.

200 West Street

New York, NY 10282

Attention: Legal Department

Email: caroline.kraus@gs.com;
david.plutzer@ny.email.gs.com;

curtis.tate@gs.com

Telephone: (212) 902-8848

Facsimile: (212) 357-9429

APPENDIX B

QFC Addendum

Opt-In to U.S. Special Resolution Regime. Notwithstanding anything to the contrary in this Contract or any other agreement, the parties hereto expressly acknowledge and agree that:

(a) In the event the Custodian becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer or assignment of this Contract (and any interest and obligation in or under, and any property securing, this Contract) by the Custodian will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Contract (and any interest and obligation in or under, and any property securing, this Contract) were governed by the laws of the United States or a state of the United States; and

(b) In the event the Custodian or an Affiliate of the Custodian becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to this Contract that may be exercised against the Custodian are permitted to be exercised to no greater extent than the Default Rights could be exercised under the U.S. Special Resolution Regime if this Contract (and any interest and obligation in or under, and any property securing, this Contract) were governed by the laws of the United States or a state of the United States.

Adherence to the ISDA Protocol. At such times as the parties to this Contract have adhered to the ISDA Protocol and this Contract is or is deemed modified or amended by the ISDA Protocol, the terms of the ISDA Protocol will supersede the terms of this QFC Addendum as included as part of this Contract, and in the event of any inconsistency between this QFC Addendum and the ISDA Protocol, the ISDA Protocol will prevail.

Definitions. As used in this QFC Addendum:

“Affiliate” has the meaning given in section 2(k) of the Bank Holding Company Act (12 U.S.C. §1841(k)) and section 225.2(a) of the Federal Reserve Board’s Regulation Y (12 CFR § 225.2(a)).

“Default Right” means any:

(i) right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and

(ii) right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee’s right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure.

“ISDA” refers to the International Swaps and Derivatives Association, Inc.

“ISDA Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol as published by ISDA as of July 31, 2018.

“U.S. Special Resolution Regime” means the Federal Deposit Insurance Act (12 U.S.C. §1811–1835a) and regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. § 5381–5394) and regulations promulgated thereunder.

SCHEDULE A

SEE ATTACHED.

SCHEDULE B

SEE ATTACHED.

SCHEDULE C

SEE ATTACHED.

ADDENDUMS

REMOTE ACCESS SERVICES ADDENDUM

TO CUSTODIAN AGREEMENT

ADDENDUM to that certain Custodian Contract (the “Custodian Agreement”) by and between each of the entities set forth on Appendix A thereto (each a “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”).

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its designated investment advisors, general partner, managing member, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

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Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access

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Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street’s sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Termination

Any party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other parties at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer’s use of any third-party System is contingent upon its compliance with any terms of use of such system imposed by such third party and State Street’s continued access to, and use of, such third-party system. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

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Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

Information Classification: Limited Access

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LOAN SERVICES ADDENDUM

TO CUSTODIAN CONTRACT

ADDENDUM to that certain Custodian Contract (the “Custodian Agreement”) by and between EACH OF THE ENTITIES SET FORTH ON APPENDIX A THERETO (each such entity, a “Customer” and collectively, the “Customers”) and STATE STREET BANK AND TRUST COMPANY, including its subsidiaries and other affiliates (the “Custodian”), as applicable to the Customer.

The following provisions will apply with respect to interests in commercial loans, including loan participations, whether the loans are bilateral or syndicated and whether any obligor is located in or outside of the United States (collectively, “Loans”), made or acquired by the Customer, as applicable.

SECTION 1. PAYMENT CUSTODY. If the applicable Customer wishes the Custodian to receive payments directly with respect to a Loan for credit to the bank account maintained by the Custodian for the Customer under the Custodian Agreement,

(a) the Customer will cause the Custodian to be named as the Customer’s nominee for payment purposes under the relevant financing documents, e.g., in the case of a syndicated loan, the administrative contact for the agent bank, and otherwise provide for the payment to the Custodian of the payments with respect to the Loan; and

(b) the Custodian will credit to the bank account maintained by the Custodian for the Customer under the Custodian Agreement any payment on or in respect of the Loan actually received by the Custodian and identified as relating to the Loan, but with any amount credited being conditional upon clearance and actual receipt by the Custodian of final payment.

SECTION 2. MONITORING. If the applicable Customer wishes the Custodian to monitor payments on and forward notices relating to a Loan,

(a) the Customer will deliver, or cause to be delivered, to the Custodian a schedule identifying the amount and due dates of the scheduled principal payments, the scheduled interest payment dates and related payment amount information, and such other information with respect to the Loan as the Custodian may reasonably require in order to perform its services hereunder (collectively, “Loan Information”) and in such form and format as the Custodian may reasonably request; and

(b) the Custodian will (i) if the amount of a principal, interest, fee or other payment with respect to the Loan is not received by the Custodian on the date on which the amount is scheduled to be paid as reflected in the Loan Information, provide a report to the Customer that the payment has not been received and (ii) if the Custodian receives any consent solicitation, notice of default or similar notice from any syndication agent, lead or obligor on the Loan, undertake reasonable efforts to forward the notice to the Customer.

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SECTION 3. SAFEKEEPING.

(a) Safekeeping Function. If the applicable Customer wishes the Custodian to hold for safekeeping any document, instrument or agreement relating to a Loan, whether in written or electronic form and whether an original or copy (a “Financing Document”):

(i) the Customer will (A) if the Financing Document is in a written or other tangible form, deliver the Financing Document to the Custodian and (B) otherwise transmit the Financing Document to the Custodian as an electronic record, in each case through a method of delivery or transmission approved by the Custodian, and

(ii) the Custodian will (A) accept the delivery or transmission of the Financing Document, (B) hold or store the Financing Document as bailee for the benefit of the Customer, (C) promptly, upon the Customer’s request, deliver or transmit the Financing Document to the Customer or to any party as the Customer may specify and (D) at the request of the Customer but no more often than once each calendar quarter, provide to the Customer a list of the Financing Documents accepted by the Custodian pursuant to the foregoing clause (A) and of the Financing Documents delivered or transmitted out by the Custodian pursuant to the foregoing clause (C). The Custodian will be entitled to employ a sub-custodian to carry out any of the foregoing safekeeping duties.

(b) Safekeeping Exculpation. The Custodian will have no obligation to (i) determine what Financing Documents may exist for a Loan, (ii) obtain any Financing Document that is not delivered or transmitted by the Customer to the Custodian, or (iii) examine the contents or determine the sufficiency of any Financing Document. The Custodian will be entitled to assume the genuineness, sufficiency and completeness of any Financing Document and the genuineness and due authority of any person whose signature appears on any Financing Document. The Custodian will have no liability for any act or omission of a sub-custodian for a Financing Document.

SECTION 4. EXCULPATION OF THE CUSTODIAN.

(a) Payment Custody and Monitoring. Subject to Article 14 of the Custodian Agreement, the Custodian will have no liability for any delay or failure by the Customer or any third party in providing Loan Information to the Custodian or for any inaccuracy or incompleteness of any Loan Information. The Custodian will have no obligation to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness of any Loan Information or other information or notices received by the Custodian in respect of the Loan. The Custodian will be entitled to (i) rely upon the Loan Information provided to it by or on behalf of the Customer or any other information or notices that the Custodian may receive from time to time from any syndication agent, lead or obligor or any similar party with respect to the Loan and (ii) update its records on the basis of such information or notices as may from time to time be received by the Custodian.

(b) Any Service. The Custodian will have no obligation to (i) determine whether any necessary steps have been taken or requirements have been met for the Customer to have acquired good or record title to a Loan, (ii) ensure that the Customer’s acquisition of the Loan has been authorized by the Customer, (iii) collect past due payments on the Loan, preserve any rights against prior parties, exercise any right or perform any obligation in connection with the Loan (including taking any action in connection with any consent solicitation, notice of default or similar notice received from any syndication agent, lead or obligor on the Loan) or otherwise take any other action to enforce the payment obligations of any obligor on the Loan, (iv) become itself the record title holder of the Loan or (v) make any advance of its own funds with respect to the Loan.

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(c) Miscellaneous. The Custodian will not be considered to have been or be charged with knowledge of the sale of a Loan by the Customer, unless and except to the extent that the Custodian shall have received written notice of the sale from the Customer and the proceeds of the sale have been received by the Custodian for credit to the bank account maintained by the Custodian for the Customer under the Custodian Agreement. If any question arises as to the Custodian’s duties under this Addendum, the Custodian may request instructions from the Customer and will be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Customer. The Custodian will in all events have no liability, risk or cost for any action taken or omitted with respect to the Loan pursuant to Proper Instructions. The Custodian will have no responsibilities or duties whatsoever with respect to the Loan except as are expressly set forth in this Addendum.

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